Exhibit 99.1

5000 Philadelphia Way  •  Lanham  •  Maryland  •  20706-4417  •  U.S.A.

Telephone: 301.731.4233  •  Fax: 301.731.9606  •  Internet: sales@integ.com  •  Web: http://www.integ.com

FOR IMMEDIATE RELEASE

CONTACT: William M. Bambarger, Jr. Chief Financial Officer Integral Systems, Inc. Phone: 301-731-4233, Ext. 1244 Fax: 301-731-3183 www.integ.com	MEDIA CONTACT: Shany Seawright Strategic Communications Group Phone: 240-485-1081 sseawright@gotostrategic.com

Integral Systems Announces Financial Results

for the Third Quarter of Fiscal Year 2008

Revenue grew 17%—Management outlook

for the fiscal year remains strong

Lanham, Md., July 24, 2008 — Integral Systems, Inc. (NASDAQ-ISYS) (“Company”) today reported financial results for the third quarter of fiscal 2008. Revenue for the quarter was $41.8 million, up $5.9 million or 16.5% from the third quarter of fiscal 2007. Third quarter income from operations was $7.1 million compared to $5.3 million for the third quarter of the last fiscal year, and net income was $4.7 million ($0.55 per diluted share) compared to $3.8 million ($0.34 per diluted share) for the third quarter of fiscal 2007.

The third quarter results reflect what management believes to be solid financial performance and growth in the Company’s Space Communications Systems segment and the Company’s Government Ground Systems segment. Gross profit and operating income grew significantly in these operating segments as a result of higher revenue and lower overhead support costs. Our Commercial Ground Systems segment was affected by higher legal and support costs to support their international operations.

These results add to an excellent first half of the year, resulting in a 34.2% increase in the year-to-date revenue of $124.0 million compared to $92.3 million for the same period in 2007. “We have significant momentum going into the fourth quarter of this year and the begining of the next fiscal year,” commented John Higginbotham, Chief Executive Officer. “This momentum, combined with our excellent financial resources, allows us to focus on strategic growth initiatives that will continue to drive value for our shareholders.”

The results for the nine months ended June 30, 2008 include a large amount of license revenue generated from the GPS OCX contract in the first quarter and recovery of R&D tax credits from prior years that was recorded in the first quarter as well. Revenue and operating income is expected to be higher in 2008 as a result of these two factors as well as continuing higher demand for the Company’s products and services, particularly with the Air Force and national programs, partially offset by higher costs for investments in R&D efforts and infrastructure developments. The Company had a lower number of outstanding shares in 2008 than 2007 due to recent share repurchases. As a result of all of these factors, management is increasing the Company’s earnings projection for fiscal 2008 to approximately $2.15 on a per share basis.

Included in this projection is the estimated financial impact of equity awards to management and directors projected to be granted in the fourth quarter.

As one of its strategic initiatives, the Company is considering filing a universal shelf registration statement with the Securities and Exchange Commission to facilitate the raising of capital over the next three years.

Mr. Higginbotham and Mr. Bambarger, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, will host a conference call today, July 24, 2008 at 11:30 a.m. Eastern Daylight Time (EDT) to discuss this earnings release and other Company business. To participate or listen to the call, dial 800-950-3502, ID number 21388733. An audio recording of the quarterly conference call will be available starting two hours after the start of the live broadcast. The audio recording will remain available until 12:00 p.m. EDT on July 26, 2008 and can be obtained by calling 800-633-8284, ID number 21388733. The audio recording will also be made available on Integral’s web site at www.integ.com.

About Integral Systems

Founded in 1982, Integral Systems is a leading provider of satellite ground systems and has supported more than 205 different satellite missions for communications, science, meteorological, and earth resource applications. Integral Systems was the first company to offer an integrated suite of Commercial-Off-the-Shelf (COTS) software products for satellite command and control: the EPOCH Integrated Product Suite (IPS) product line. EPOCH IPS has become the world market leader in commercial applications with successful installations on five continents.

Through its wholly-owned subsidiary, SAT Corporation, Integral Systems provides satellite and terrestrial communications signal monitoring systems to satellite operators and users throughout the world. Through its Newpoint Technologies, Inc., subsidiary, Integral Systems also provides software for equipment monitoring and control to satellite operators, broadcasters, and telecommunications firms. Integral Systems’ RT Logic subsidiary builds telemetry processing systems for military applications, including tracking stations, control centers, and range operations. Integral Systems’ Lumistar, Inc., subsidiary provides system- and board-level telemetry acquisition products. Integral Systems has approximately 500 employees working at its headquarters in Lanham, MD, and at other locations in the U.S. and Europe. For more information, visit http://www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

Nothing in this release constitutes an offer of any security for sale.

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INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share amounts)

	June 30, 2008	September 30, 2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,948	$23,894
Marketable securities, net	429	568
Accounts receivable, net of allowance for doubtful accounts	21,524	19,267
Cost and estimated earnings in excess of billings on uncompleted contracts	30,585	16,530
Prepaid expenses	630	1,464
Inventory	6,022	5,145
Other current assets	2,667	1,664

Total current assets	69,805	68,532
Property and equipment, net	17,177	15,234
Goodwill	51,304	51,304
Intangible assets, net	13	22
Software development costs, net	49	198
Other assets	822	771

Total assets	$139,170	$136,061

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,230	$9,416
Accrued expenses	12,647	8,948
Billings in excess of revenue for contracts in progress	15,421	11,150

Total current liabilities	35,298	29,514
Other non-current liabilities	66	—

Total liabilities	35,364	29,514
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, and 8,538,517 and 9,381,172 shares issued and outstanding at June 30, 2008 and September 30, 2007, respectively	85	94
Additional paid-in capital	58,898	60,907
Retained earnings	44,777	45,537
Accumulated other comprehensive income	46	9

Total stockholders’ equity	103,806	106,547

Total liabilities and stockholders’ equity	$139,170	$136,061

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INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenue	$41,797	$35,872	$123,959	$92,307
Cost of revenue	26,221	24,056	80,838	62,683

Gross profit	15,576	11,816	43,121	29,624

Operating Expenses
SG&A	8,092	5,830	20,177	16,709
Research & development	385	662	1,713	1,636
Intangible asset amortization	3	40	8	159

Total Operating Expenses	8,480	6,532	21,898	18,504

Income from operations	7,096	5,284	21,223	11,120

Other income	63	460	263	1,093

Income before income tax	7,159	5,744	21,486	12,213

Provision for income taxes	2,453	1,926	5,784	4,194

Net income	$4,706	$3,818	$15,702	$8,019

Weighted average number of common shares—Basic	8,490	11,168	8,969	11,111

Earnings per share—Basic	$0.55	$0.34	$1.75	$0.72

Weighted average number of common shares—Diluted	8,569	11,203	8,986	11,149

Earnings per share—Diluted	$0.55	$0.34	$1.75	$0.72

Cash dividends per share	$—	$0.07	$—	$0.21

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CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Ground Systems—Government	$23,331	$20,388	$67,517	$49,517
Ground Systems—Commercial	6,962	5,998	21,343	17,731
Space Communication Systems	15,554	11,477	41,880	30,585
Elimination of intersegment sales	(4,050)	(1,991)	(6,781)	(5,526)

Total revenue	41,797	35,872	123,959	92,307

Cost of revenue:
Ground Systems—Government	15,887	16,017	48,923	39,826
Ground Systems—Commercial	5,460	3,193	14,007	10,381
Space Communication Systems	9,062	6,837	24,841	18,000
Elimination of intersegment cost	(4,188)	(1,991)	(6,933)	(5,524)

Total cost of revenue	26,221	24,056	80,838	62,683

Gross profit:
Ground Systems—Government	7,444	4,371	18,594	9,691
Gross Margin	31.9%	21.4%	27.5%	19.6%
Ground Systems—Commercial	1,502	2,805	7,336	7,350
Gross Margin	21.6%	46.8%	34.4%	41.5%
Space Communication Systems	6,492	4,640	17,039	12,585
Gross Margin	41.7%	40.4%	40.7%	41.1%
Corporate and elimination of intersegment sales	138	—	152	(2)

Total gross profit	15,576	11,816	43,121	29,624

Gross Margin	37.3%	32.9%	34.8%	32.1%
Operating expense:
Ground Systems—Government	4,653	2,273	9,524	5,742
Ground Systems—Commercial	931	1,609	3,744	3,990
Space Communication Systems	2,820	2,122	7,058	5,981
Selling, general & administrative expense and intersegment sales	76	528	1,572	2,791

Total operating expense	8,480	6,532	21,898	18,504

Operating income:
Ground Systems—Government	2,791	2,098	9,070	3,949
Operating margin	12.0%	10.3%	13.4%	8.0%
Ground Systems—Commercial	571	1,196	3,592	3,360
Operating margin	8.2%	19.9%	16.8%	18.9%
Space Communication Systems	3,672	2,518	9,981	6,604
Operating margin	23.6%	21.9%	23.8%	21.6%
Selling, general & administrative expense	62	(528)	(1,420)	(2,793)

Total operating income	7,096	5,284	21,223	11,120

Operating margin	17.0%	14.7%	17.1%	12.0%

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